Exhibit 99.1

AGREEMENT

        This AGREEMENT (this “Agreement”) is entered into as of this 26th day of October 2006, by and among Costa Brava Partnership III, L.P., a Delaware limited partnership (“Costa Brava”), and Bradley Pharmaceuticals, Inc., a Delaware corporation (“Bradley” or the “Company”).

        WHEREAS, Costa Brava is the beneficial owner of approximately 9.5% of the outstanding shares of Common Stock of Bradley;

        WHEREAS, as further detailed in the Company’s Proxy Statement and Costa Brava’s Proxy Statement each in connection with the Company’s Annual Meeting on October 26, 2006 (the “Annual Meeting”), Costa Brava has initiated a number of lawsuits against the Company since May 2006 and the Company and Costa Brava have engaged in a proxy contest with respect to the election of directors and proposals made by Costa Brava; and

        WHEREAS, the Company and Costa Brava desire to enter into a global settlement of all actions between them.

        NOW, THEREFORE, in consideration of the foregoing, the parties hereto agree as follows:

        1. 2006 Annual Meeting; Nominees. The Company will close the polls and adjourn the Annual Meeting at the close of business on October 26, 2006. Costa Brava and the Company acknowledge the withdrawal of John Ross as a nominee to the Board of Directors. Messrs. Hamot and Linton, upon qualifying as Directors of the Company, shall appoint William Murphy as the third common stock Director of the Company in accordance with the bylaws of the Company. Each of Mr. Hamot and Mr. Linton will take all action necessary for the Company and the Nominating and Corporate Governance Committee of the Board of Directors to qualify them as Directors pursuant to the Company’s standard procedures as previously described to Mr. Hamot.

        2. Settlement Amount. The Company shall remit to Costa Brava $1,150,000 in consideration of the settlement and costs of the litigation identified in Paragraph 3 below and any other litigation commenced by Costa Brava against the Company in Delaware prior to the date hereof. The Company will pay such amount by wire transfer of immediately available funds to an account designated in writing by Costa Brava no later than the close of business on October 30, 2006.

        3. Dismissal of Litigation; Release of Claims. On the first business day after the receipt of the payment described in Paragraph 2 of this Agreement, Costa Brava shall dismiss with prejudice its currently pending litigation against the Company in Delaware (Costa Brava Partnership III, L.P. v. Bradley Pharmaceuticals, Inc., Civ. No. 2344-N (Del. Ch. New Castle County) (the “Delaware Action”). Subject to the payment described in Paragraph 2 of this Agreement, Costa Brava and the Company release and forever discharge each other, and their respective directors, officers, partners, principals, employees and agents, from all claims and demands, rights and causes of action of any kind arising out of the Annual Meeting and the proxy contest in connection with the Annual Meeting, the Delaware Action and all other actions commenced, or any claims, whether asserted or unasserted as of the date hereof against the Company. Notwithstanding anything to the contrary in this paragraph, Costa Brava and the Company do not release any obligations or claims arising under this Agreement.

        4. Company Representations and Warranties. The Company represents and warrants to Costa Brava as follows:

(a) The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware. The Company has the full power and authority to execute, deliver and carry out the terms and provisions of this Agreement, and has taken all necessary action to authorize the execution, delivery and performance of this Agreement; and

(b) This Agreement has been duly and validly authorized by the Board of Directors, and executed and delivered by the Company and constitutes a valid and binding obligation of the Company, enforceable in accordance with its terms, and no other proceeding on the part of the Company is necessary to authorize the execution, delivery and performance of this Agreement.

        5. Publicity. The Company and Costa Brava will issue a joint press release before the financial markets in New York open on October 27, 2006 in the form attached hereto as Exhibit A. Until such press release is issued, the Company and Costa Brava shall keep the contents of the Agreement confidential other than as required by law.

        6. Dual-Share Structure. The Company acknowledges the vote by stockholders in favor of the stockholder proposal presented at the Annual Meeting recommending that the Board of Directors of the Company consider a recapitalization transaction that adopts a single class of common stock for the Company with equal voting rights, including for the election of the Board of Directors, and the Board agrees to consider such a proposal no later than the earliest of the 2007 annual meeting of stockholders and June 30, 2007.

        7. Separation of CEO and Chairman. The Board agrees to separate the positions of Chairman of the Board and Chief Executive Officer, so that the same individual does not hold both such positions, no later than the earliest of the 2007 annual meeting of stockholders and June 30, 2007.

        8. Specific Performance. Each of the parties acknowledges and agrees that the other parties would be damaged irreparably in the event any of the provisions of this Agreement are not performed in accordance with their specific terms or otherwise are breached. Accordingly, each of the parties agrees that, without posting bond or other undertaking, the other parties shall be entitled to an injunction or injunctions to prevent breaches of the provisions of this Agreement and to enforce specifically this Agreement and the terms and provisions hereof in any claim, action, cause of action or suit (whether in contract or tort or otherwise), litigation (whether at law or in equity), controversy, assessment, arbitration, investigation, hearing, charge, complaint, demand, notice or proceeding to, from, by or before any governmental authority (an “Action”) instituted in any court of the United

States or any state thereof having jurisdiction over the parties and the matter in addition to any other remedy to which it may be entitled, at law or in equity. Each party further agrees that, in the event of any Action for specific performance in respect of such breach, it shall not assert the defense that a remedy at law would be adequate.

        9. Amendments and Waivers. No amendment or waiver of any provision of this Agreement will be valid and binding unless it is in writing and signed, in the case of an amendment, by the Company and the Costa Brava, or in the case of a waiver, by the party against whom the waiver is to be effective. No waiver by any party of any breach or violation or, default under or inaccuracy in any representation, warranty or covenant hereunder, whether intentional or not, will be deemed to extend to any prior or subsequent breach, violation, default of, or inaccuracy in, any such representation, warranty or covenant hereunder or affect in any way any rights arising by virtue of any prior or subsequent such occurrence. No delay or omission on the part of any party in exercising any right, power or remedy under this Agreement will operate as a waiver thereof.

        10. Successors and Assigns. Except as otherwise provided herein, the terms and conditions of this Agreement shall inure to the benefit of and be binding upon the respective successors and permitted assigns of the parties. Nothing in this Agreement, express or implied, is intended to confer upon any party other than the parties hereto or their respective successors and assigns any rights, remedies, obligations, or liabilities under or by reason of this Agreement, except as expressly provided in this Agreement.

        11. Counterparts. This Agreement may be executed in any number of counterparts, each of which will be deemed an original, but all of which together will constitute but one and the same instrument. This Agreement will become effective when duly executed by each party hereto.

        12. Severability. Any term or provision of this Agreement that is invalid or unenforceable in any situation in any jurisdiction will not affect the validity or enforceability of the remaining terms and provisions hereof or the validity or enforceability of the offending term or provision in any other situation or in any other jurisdiction. In the event that any provision hereof would, under applicable law, be invalid or unenforceable in any respect, each party hereto intends that such provision will be construed by modifying or limiting it so as to be valid and enforceable to the maximum extent compatible with, and possible under, applicable law.

        13. Governing Law. This Agreement, the rights of the parties and all Actions arising in whole or in part under or in connection herewith, will be governed by and construed in accordance with the domestic substantive laws of Delaware, without giving effect to any choice or conflict of law provision or rule that would cause the application of the laws of any other jurisdiction.

        14. WAIVER OF JURY TRIAL. To the extent not prohibited by applicable law that cannot be waived, the parties hereby waive, and covenant that they will not assert (whether as plaintiff, defendant or otherwise), any right to trial by jury in any action arising in whole or in part under or in connection with this agreement or any of the contemplated transactions, whether now existing or hereafter arising, and whether sounding in contract, tort or otherwise. The parties agree that any of them may file a copy of this paragraph with any court as written evidence of the knowing, voluntary and bargained-for agreement among the parties irrevocably to waive its right to trial by jury in any proceeding whatsoever between them relating to this agreement or any of the contemplated transactions will instead be tried in a court of competent jurisdiction by a judge sitting without a jury.

[Next page is the signature page.]

        IN WITNESS WHEREOF, the undersigned parties have duly executed this Agreement as of the date first written above.

COSTA BRAVA PARTNERSHIP III L.P.

By:	Roark, Rearden & Hamot LLC, its general partner

By:	_____________________________
Seth W. Hamot President

BRADLEY PHARMACEUTICALS, INC.

By:	_____________________________
Daniel Glassman Chief Executive Officer and Chairman of the Board of Directors